                                                                      EXHIBIT 99








For immediate release    :
January 18, 1995




                  PFIZER INC SALES, NET INCOME AND EPS INCREASE
                       TO RECORD LEVELS FOR QUARTER, YEAR
                                       ---
             COMPANY REPORTS FOURTH-QUARTER SALES UP BY 16 PERCENT;
                           EPS INCREASED BY 20 PERCENT
                                       ---
               NET INCOME REPORTED OVER $1 BILLION FOR FIRST TIME



NEW YORK, Jan. 18 -- Pfizer Inc today reported fourth-quarter net income of $334 million ($1.08 per share) on sales of $2,300 million. For the year, Pfizer reported net income of $1,298 million ($4.19 per share) on sales of $8,281 million. Fourth-quarter and full-year sales increased by 16 percent and 11 percent, respectively.

On an ongoing business basis, fourth-quarter net income was up 16 percent and earnings per share (eps) rose 17 percent. For the year, net income increased 10 percent, and eps was up 13 percent. These comparisons exclude the effect of pre-tax charges taken in 1993 for restructuring, divestitures and unusual items. Including the impact of the pre-tax charges, reported net income for the quarter increased by 16 percent and eps increased by 20 percent. For the full year, net income rose by 97 percent and eps increased by 104 percent. Foreign exchange favorably impacted sales by 3 percent in the quarter, partially offset by a 2-percent decline resulting from price decreases. Currency and pricing had no effect on full-year sales.

"We are proud of this performance," said William C. Steere, Jr., chairman and chief executive officer, "particularly because the sales increases were driven entirely by volume. Our new products continue to be very well received by the health-care community."

He noted that the combined worldwide sales of the six pharmaceuticals introduced in the 1990s -- Zoloft, our antidepressant; Norvasc, for treatment of angina and hypertension; our azalide antibiotic Zithromax; Cardura, for the treatment of hypertension; Diflucan, our revolutionary anti-fungal; and Glucotrol XL, the once-daily version of our popular diabetes drug -- topped $2.7-billion for the year.

"The sales of these products grew by an aggregate 44 percent for both the quarter and the year," Mr. Steere said. "The contribution of these six and of other new products across all our businesses as well as the depth and breadth of our research and development portfolio support the strength of our innovation-based strategy and commitment to R&D excellence."

SEGMENT SALES

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                                        3

Each of the Pfizer business segments contributed sales growth in the fourth quarter, and all but Food Science showed sales increases for the full year.

Sales of the Health Care segment increased by 17 percent for the quarter and by 12 percent for the year. Pfizer worldwide sales of pharmaceuticals increased by 18 percent for the quarter and 13 percent for the year, driven by strong new product performance in the U.S. and abroad.

Sales of Procardia XL, the company's largest-selling product, increased by 10 percent for the quarter reflecting normal variations in trade stocking patterns. Sales for the year were comparable to 1993.

Hospital Products sales increased by 12 percent for the quarter and by 6 percent for the year. This business benefited from product launches and increased sales in 1994 both of coronary catheters used in angioplasty and of stents used to keep peripheral blood vessels and bile ducts open after blockages are cleared. Foreign exchange also contributed to the increase for the quarter.

Consumer Health Care sales increased by 16 percent for the quarter (10 percent for the year). Several small international

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                                        4

acquisitions and line extensions in the U.S. contributed to the increase.

Sales of the Animal Health business increased by 9 percent for the quarter (5 percent for the year) as a result both of the increasing strong performance of Dectomax, an innovative anti-parasitic used in cattle, and of foreign exchange.

In Food Science, sales increased by 8 percent for the quarter (a 4-percent decline for the year) as specialty products gained 16 percent and 13 percent, respectively, for the quarter and the year.

OPERATING INCOME

Excluding the 1993 pre-tax charge, operating income growth (24 percent for the quarter and 18 percent for the year) outpaced sales growth. The company achieved its goal of a 1.5-percentage-point improvement in operating margin, which contributed about $125 million in incremental operating income. This improved performance stems from a favorable business mix, moderation in expense growth and the initial benefits of restructuring.

"We have an ongoing commitment to operating margin improvement," said Mr. Steere. "We continue to make strides in our corporate re-engineering program and we will continue to seek innovative new products as well as new uses for existing products through

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                                        5

our long-standing commitment to R&D. Our strategy of sharpening our focus on our core businesses has served the company and our shareholders well, and we expect it will continue to do so for the foreseeable future."

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                                        6

                                                                   ATTACHMENT  1

                                   AS REPORTED

                       PFIZER INC AND SUBSIDIARY COMPANIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

(millions of dollars except per share data)

                                                       Fourth Quarter                            Full Year
                                                  -------------------------      %       -------------------------      %
                                                      1994          1993       Growth        1994          1993       Growth
                                                  -----------   -----------    ------    -----------   -----------    ------
Net sales                                         $  2,300.2    $  1,989.2      16       $  8,281.3    $  7,477.7      11
Operating costs and expenses
   Cost of sales                                       546.3         475.1      15          1,918.6       1,772.0       8
   Selling, informational and
     administrative expenses                           923.7         822.1      12          3,250.8       3,066.0       6
   Research and development expenses                   327.3         285.6      15          1,139.4         974.4      17
   Divestitures, restructuring and
     unusual items-net                                     -             -       *                -         752.0       *
                                                  -----------   -----------              -----------   -----------
Income from operations                                 502.9         406.4      24          1,972.5         913.3     116
                                                  -----------   -----------              -----------   -----------
   Interest income                                      37.8          42.4     (11)           123.0         163.5     (25)
   Interest expense                                    (30.8)        (25.2)     22           (126.9)       (106.5)     19
   Other income                                          4.2           2.9      45             20.0          34.6     (42)
   Other deductions                                    (35.2)        (35.0)      1           (127.1)       (153.5)    (17)
                                                  -----------   -----------              -----------   -----------
     Non-operating income/(deductions)-net             (24.0)        (14.9)     61           (111.0)        (61.9)     79
                                                  -----------   -----------              -----------   -----------
Income before provision for taxes on
   income and minority interests                       478.9         391.5      22          1,861.5         851.4     119
Provision for taxes on income                          143.7         101.7      41            558.5         191.3     192
Minority interests                                       1.2           0.9      33              4.6           2.6      77
                                                  -----------   -----------              -----------   -----------
Net income                                        $    334.0    $    288.9      16       $  1,298.4    $    657.5      97
                                                  -----------   -----------              -----------   -----------
                                                  -----------   -----------              -----------   -----------

Earnings per common share                         $     1.08    $     0.90      20       $     4.19    $     2.05     104
                                                  -----------   -----------              -----------   -----------
                                                  -----------   -----------              -----------   -----------


* Calculation not meaningful

1) Subsidiaries operating outside the United States generally are included on a fiscal year basis ended November 30.

2) Divestitures, restructuring and unusual items-net for the full year of 1993 includes a pre-tax charge of $750 million for certain restructuring and unusual items including personnel reductions and the writedown of certain tangible assets as well as intangible assets whose carrying value will not be recovered through future cash flows. Also included in the full year of 1993 are a pre-tax gain of approximately $60 million resulting from the sale of the Company's interest in Minerals Technologies Inc., offset by charges of $62 million for restructuring, consolidation and streamlining of certain of the Company's businesses. Excluding these amounts, 1994 full year growth in income from operations, net income and earnings per share would have been 18%, 10% and 13%, respectively.

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                                        7

                                                                   ATTACHMENT  2



                               ONGOING OPERATIONS

                       PFIZER INC AND SUBSIDIARY COMPANIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)



(millions of dollars except per share data)

                                                       Fourth Quarter                            Full Year
                                                  -------------------------      %       -------------------------      %
                                                      1994          1993       Growth        1994          1993       Growth
                                                  -----------   -----------    ------    -----------   -----------    ------
Net sales                                         $  2,300.2    $  1,986.7      16       $  8,281.3    $  7,465.6      11
Operating costs and expenses
   Cost of sales                                       546.3         472.6      16          1,918.6       1,759.9       9
   Selling, informational and
     administrative expenses                           923.7         822.1      12          3,250.8       3,066.0       6
   Research and development expenses                   327.3         285.6      15          1,139.4         974.4      17
                                                  -----------   -----------              -----------   -----------
Income from operations                                 502.9         406.4      24          1,972.5       1,665.3      18
                                                  -----------   -----------              -----------   -----------
   Interest income                                      37.8          42.4     (11)           123.0         163.5     (25)
   Interest expense                                    (30.8)        (25.2)     22           (126.9)       (106.5)     19
   Other income                                          4.2           2.9      45             20.0          34.6     (42)
   Other deductions                                    (35.2)        (35.0)      1           (127.1)       (153.5)    (17)
                                                  -----------   -----------              -----------   -----------
     Non-operating income/(deductions)-net             (24.0)        (14.9)     61           (111.0)        (61.9)     79
                                                  -----------   -----------              -----------   -----------
Income before provision for taxes
   on income and minority interests                    478.9         391.5      22          1,861.5       1,603.4      16
Provision for taxes on income                          143.7         101.7      41            558.5         416.8      34
Minority interests                                       1.2           1.0      20              4.6           2.7      70
                                                  -----------   -----------              -----------   -----------
Net income                                        $    334.0    $    288.8      16       $  1,298.4       1,183.9      10
                                                  -----------   -----------              -----------   -----------
                                                  -----------   -----------              -----------   -----------

Earnings per common share                         $     1.08    $     0.92      17       $     4.19    $     3.70      13
                                                  -----------   -----------              -----------   -----------
                                                  -----------   -----------              -----------   -----------

1) Subsidiaries operating outside the United States generally are included on a fiscal year basis ended November 30.

2) The data presented in the above table exclude restructuring and unusual items as well as the effects of divested businesses.